Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation One Market Plaza Spear Tower, Suite 3300 San Francisco, California 94105-1126 o: 415.947.2000 f: 866.974.7329

April 18, 2025

Urgent.ly Inc.

8609 Westwood Center Drive, Suite 810
Vienna, VA 22182

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Urgent.ly Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the Shares (as defined below).

The Registration Statement relates to the proposed offer and sale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the prospectus (each a “Prospectus Supplement”), of up to 113,170 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). The Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and any Prospectus Supplement.

We are acting as counsel for the Company in connection with the registration of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein. In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such documents. We have also assumed (a) the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company; (b) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (c) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (d) that the Shares will be issued and sold in compliance with applicable U.S.

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Urgent.ly Inc.

April 18, 2025

federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement; (e) the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination; and (f) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that the Shares to be offered pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation